Exhibit 10.6

PUT AGREEMENT

Entered into as of April 13, 2005

between

UNITEDGLOBALCOM, INC.

and

CRISTALERÍAS DE CHILE S.A.

i

PUT AGREEMENT

This Put Agreement is entered into as of April 13, 2005, by and between

UNITEDGLOBALCOM, INC., a corporation duly incorporated and validly existing under the Laws of the State of Delaware, U.S.A., with domicile at 4643 South Ulster Street, Suite 1300, Denver, CO 80237, U.S.A. (the “Purchaser” or “UGC”); and

CRISTALERÍAS DE CHILE S.A., a sociedad anónima duly organized and validly existing under the Laws of Chile, with domicile at Hendaya 60, Suite 201, Las Condes, Santiago, Chile (“CCC”).

UGC and CCC (together with their respective successors and permitted assigns) are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in Article I.

RECITALS

A.            CCC owns 11,438,360 Shares, which represent 20% of the issued and outstanding share capital of VTR GlobalCom S.A., a Chilean sociedad anónima (“VTR”).

B.            The Parties desire to enter into this Agreement to establish certain rights, responsibilities, and obligations by and between themselves.

C.            It is the intention of the Parties that if the Put Price (as defined below) is paid in whole or in part in the form of Issuer Securities (as defined below), then such payment will provide CCC the economic equivalent of payment in cash, and therefore the Parties have agreed upon the provisions of Article III in order to effect such equivalence.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms will have the following meanings:

Affiliate:  Affiliate of a Person means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question.

Agreement:  This Put Agreement.

Appraisal Assumptions:  As defined in the definition of “Closing Sale Price,” the definition of “Share Closing Sale Price,” or Section 3.2, as the case may be.

Appraisal Procedure:  The appraisal procedure described in Section 3.11.

Appraisal Trigger Date:  As defined in the definition of “Closing Sale Price,” the definition of “Share Closing Sale Price,” or Section 3.2, as the case may be.

Appraised Amount:  As defined in the definition of “Closing Sale Price,” the definition of “Share Closing Sale Price,” or Section 3.2, as the case may be.

Appraised Put Value:  The price at which all, but not less than all, of the Shares owned by one or more members of the CCC Control Group could be sold in an arm’s length transaction to an unaffiliated bona fide third-party purchaser in an ordinary sale of such Shares and assuming the applicable Appraisal Assumptions.

Average Closing Price: In respect of a Share or an Issuer Security, on any date of determination, the average of the Share Closing Sale Prices or Closing Sale Prices, respectively, for 40 consecutive Trading Days ending on the date of determination.

Business Day:  Any day other than Saturday, Sunday, and a day on which banks in Denver, Colorado, U.S.A. or Santiago, Chile are required or permitted to close.

Cash Settlement:  As defined in Section 3.5(a).

CCC:  As defined in the preamble.

CCC Control Group:  The CCC Control Group consists of CCC and its Subsidiaries and Parents.

CCC Debt DPPO:  As defined in the Purchase and Contribution Agreement.

CCC Director:  Any member of the Board of Directors of VTR nominated by CCC in accordance with Section 3.2(b)(i) of the Shareholders Agreement (including any alternate director therefor).

CCC Process Agent:  As defined in Section 5.4.

Chile:  The Republic of Chile.

Chilean Pesos:  Pesos, the lawful currency of Chile.

Closing Sale Price:  On any date of determination, either (a) the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of one share of the Issuer Securities on such date on the Nasdaq National Market as reported by the Nasdaq National Market, or if the Issuer Securities are not then quoted on the Nasdaq National Market, on the principal United States securities exchange on which the Issuer Securities are listed, as reported in composite transactions (if applicable), or, if the Issuer Securities are not listed on a United States securities exchange, as reported by the National Quotation Bureau Incorporated or similar organization; or (b) if the preceding clause (a) is not applicable or none of the information described therein is available, the fair market value of a share of the Issuer Securities (i) as agreed by CCC and the Purchaser or (ii) if CCC and the Purchaser fail to agree on such fair market value and such failure to agree continues for 20 Business Days, then as determined pursuant to the Appraisal Procedure in Section 3.11, for purposes of which (A) the “Appraised Amount” will be such fair market value, (B) the “Appraisal Trigger Date” will be the end of such 20-Business-Day period, and (C) the “Appraisal Assumptions” will be (1) no discount for the fact that such share represents only a minority interest in the Issuer; and (2) that all necessary consents, waivers, and approvals required to effect such a sale, if any, could be obtained.

Combined Settlement:  As defined in Section 3.5(a).

Commission:  As defined in Section 3.6(a)(i).

Contract:  Any note, bond, indenture, debenture, security agreement, trust agreement, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, commitment, or obligation, whether oral or written.

Control:  The ability to direct or cause the direction (whether through the ownership of voting securities, by contract, or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract, or otherwise) the decision of such Person to engage in the particular conduct at issue.  A Person will be rebuttably presumed to control an Entity if such Person owns, directly or indirectly through one or more intermediaries, (a) sufficient shares of stock or other equity interests of such Entity to allow such Person, under ordinary circumstances, to elect or direct the election of a majority of the members of the board of directors or other governing body of such Entity or (b) shares of stock or other equity interests of such Entity representing, in the aggregate, more than 50% of the aggregate outstanding economic interests in such Entity.

Corporations Law:  Chilean Law N°18,046 on Corporations (Ley de Sociedades Anónimas).

Damages:  As defined in Section 3.8(a).

Debt Interests:  As defined in Section 3.1.

Director:  A member of the Board of Directors of VTR.

Dollars:  Dollars, the lawful currency of the U.S.

Effectiveness Period:  As defined in Section 3.6(a)(i).

Entity:  Any sociedad anónima, sociedad de responsabilidad limitada, corporation, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

Equity Interests:  Shares and Preemptive Rights of any shareholder in VTR and any of its Subsidiaries, and interests in such Shares or Preemptive Rights.

Exchange Act:  The U.S. Securities Exchange Act of 1934.

Exercise Period:  As defined in Section 3.1.

Floor Price:  As defined in Section 3.1.

Governing Documents:  The estatutos sociales, escritura de constitución social, articles or certificate of incorporation or association, general or limited partnership agreement, limited liability company or operating agreement, bylaws, or other governing documents of any Entity.

Governmental Authority:  Any U.S. federal, regional, or local, or any Chilean or other foreign, court, governmental department, commission, authority, board, bureau, agency, official, or other instrumentality.

Issuer:  As defined in Section 3.5(a).

Issuer Securities:  As defined in Section 3.5(a).

Judgment:  Any judgment, writ, order, decree, injunction, award, restraining order, or ruling of or by any court, judge, justice, arbitrator, or magistrate, including any bankruptcy court or judge, and any writ, order, decree, or ruling of or by any Governmental Authority.

Law:  Any federal, regional, or local, or any Chilean or other foreign, statute, code, ordinance, rule, regulation, Judgment, regulatory agreement with a Governmental Authority, or general principle of common or civil law or equity.

Liberty Global:  Liberty Global, Inc., a Delaware U.S.A. corporation, or, if such Entity is not the ultimate Parent of UGC immediately following the consummation of the transactions contemplated by the UGC/LMI Merger Agreement, then the Entity that is the ultimate Parent of UGC immediately following such consummation.

LIBOR:  The rate per annum (rounded upward, if necessary to the next 10,000th of 1%) equal to the three month eurodollar rate as published in The Wall Street Journal in the Money Rates section thereof three Business Days prior to the date on which interest is to begin to accrue under the applicable provision of this Agreement; provided, however, that if such rate is no longer published in The Wall Street Journal, then such rate will be the rate per annum (rounded upward, if necessary to the next 10,000 of 1%) quoted by the principal office of Lloyds TSB Bank PLC in London, England to leading banks for the offering of three month deposits in Dollars in the London interbank market at or about 11:00 a.m. (London time) on the date three Business Days prior to the date on which interest is to begin to accrue under the applicable provision of this Agreement.

Licenses:  All franchises, concessions, licenses, permits, authorizations, certificates, variances, exemptions, consents, leases, rights of way, easements, instruments, orders, and approvals issued by or pending with any Governmental Authority.

Lien:  Any (a) security agreement, conditional sale agreement, or other title retention agreement; (b) lease, consignment, or bailment given for security purposes; and (c) lien, charge, restrictive agreement, prohibition against transfer, mortgage, pledge, option, encumbrance, adverse interest, security interest, claim, attachment, exception to or defect in title, or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases, and Licenses granted to other Persons) of any kind, but excluding any of the foregoing created or imposed by or pursuant to this Agreement or the Shareholders Agreement.

LMC:  Liberty Media Corporation, a Delaware U.S.A. corporation.

LMI:  Liberty Media International, Inc., a Delaware U.S.A. corporation.

Market Value:  As defined in Section 3.3.

Notice and Questionnaire:  As defined in Section 3.6(b).

Observado Exchange Rate: The Observado Exchange Rate means, for any given date, the exchange rate Chilean Pesos/Dollars published by the Central Bank of Chile in the Official Gazette for such date, pursuant to Chapter I of Title I of the Compendium of Foreign Exchange Regulations (or, if the Central Bank of Chile ceases to publish such exchange rate, the exchange rate replacing such exchange rate).  If the Observado Exchange Rate is not so available for any reason, the Observado Exchange Rate will mean the Observado Exchange Rate published in the manner set forth above on the Business Day immediately preceding such date.

Official Gazette:  The Diario Oficial de la República de Chile.

Parent:  Parent of any Entity means any Person of which that Entity is its Subsidiary.

Partial Cash Amount:  As defined in Section 3.5(a).

Partial Equity Amount:  As defined in Section 3.5(d).

Party or Parties:  As defined in the preamble.

Percentage Amount:  As defined in Section 3.10(c)

Permitted Interruption: As defined in Section 3.6(c).

Person:  Any natural person or Entity.

Preemptive Rights:  The preferred rights that the shareholders of a sociedad anónima have, pursuant to Article 25 of the Corporations Law, entitling them to purchase newly issued shares of such sociedad anónima in accordance with their pro rata shareholding.

Prospectus:  As defined in Section 3.6(a)(i).

Purchase and Contribution Agreement: The Purchase and Contribution Agreement, dated as of the date hereof, by and among CCC, VTR and Liberty Comunicaciones de Chile Uno Ltda., a Chilean sociedad de responsabilidad limitada.

Purchaser:  As defined in the preamble.

Put Closing:  As defined in Section 3.4.

Put Notice:  As defined in Section 3.1.

Put Price:  As defined in Section 3.1.

Qualified Appraiser:  Each of the following international investment banks:  Goldman Sachs & Co., J.P. Morgan Chase & Co., Merrill Lynch, and UBS A.G., and any other international investment banks agreed by CCC and the Purchaser, and if a third Qualified Appraiser is to be appointed by the ICC Centre for Expertise pursuant to Section 3.11(c) but none of the foregoing international investment banks is able to satisfy the requirements of the second sentence of Section 3.11(c), then any other international investment bank that is able to satisfy the requirements of such second sentence and is appointed by ICC Centre for Expertise.

Qualified IPO:  An initial offering by VTR of its Shares to the public in Chile (oferta pública inicial de acciones), either directly or through underwriters or agents, in either case with prior registration of such Shares with the applicable Chilean Governmental Authority, with formal secondary trading to be conducted as provided by Chilean Law on or through a stock exchange or automated quotation system, and resulting in the distribution to the public of at least 20% of the issued and outstanding Shares immediately after such distribution.

Registration Default:  As defined in Section 3.10(a).

Registration Default Cure Date:  As defined in Section 3.10(a).

Registration Default Interest:  As defined in Section 3.10(a).

Registration Default Interest Rate:  A rate per annum equal to LIBOR plus 3%.

Registration Statement:  As defined in Section 3.6(a)(i).

Restricted Securities:  As defined in Section 3.10(a).

Restriction:  With respect to any share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security: any voting or other trust or agreement, option, warrant, preemptive right (other than imposed by applicable Law), right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney, or other Contract (but excluding this Agreement, the Purchase and Contribution Agreement or the Shareholders Agreement), or any License that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to Sell or otherwise dispose of or issue, or otherwise gives or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may give any

Person the right to acquire (i) any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; (ii) any proceeds of, or any distributions paid or that are or may become payable with respect to, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; or (iii) any interest in such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, proceeds or distributions.

Rules of Expertise:  The Rules for Expertise of the International Chamber of Commerce.

Sale:  Any sale, assignment, gift, exchange, or other transfer or disposition of any equity interests, whether direct or indirect (including by operation of Law through a merger or consolidation, as well as any repossession, foreclosure or similar action by a creditor).  The terms “Sell” and “Sold” have meanings correlative to that of Sale.

Sale Proceeds:  As defined in Section 3.10(c).

Securities Act:  The U.S. Securities Act of 1933.

Settlement Method:  As defined in Section 3.5(a).

Share:  A registered share of VTR.

Share Closing Sale Price:  On any date of determination, either (a) the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of one Share on such date on the principal securities exchange on which Shares are then trading, or if Shares are not traded on a securities exchange but are quoted on a quotation system, the last sales price per Share (or if no last sales price per Share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of one Share on such date, as quoted on such quotation system; or (b) if the preceding clause (a) is not applicable or none of the information described therein is available, the fair market value of a Share (i) as agreed by CCC and the Purchaser, or (ii) if CCC and the Purchaser fail to agree on such fair market value and such failure to agree continues for 20 Business Days, then as determined pursuant to the Appraisal Procedure in Section 3.11, for purposes of which (A) the “Appraised Amount” will be such fair market value, (B) the “Appraisal Trigger Date” will be the end of such 20-Business-Day period, and (C) the “Appraisal Assumptions” will be (1) no discount for the fact that such Share represents only a minority interest in VTR; (2) that all necessary consents, waivers, and approvals required to effect such a sale, if any, could be obtained; and (3) that all Indebtedness owed by VTR or any of its Subsidiaries to a Shareholder or any of its Affiliates is treated as Indebtedness owed to a third party that is not a Shareholder.

Share Settlement:  As defined in Section 3.5(a).

Shareholder:  As defined in the Shareholders Agreement.

Shareholders Agreement:  The Shareholders Agreement, dated as of the date hereof, among United Chile, United Chile Ventures, CCC, and VTR.

Subsidiary:  With respect to any Person:

(a)           a corporation a majority in voting power of whose share capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person,

(b)           a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or

(c)           any Entity (other than a corporation, partnership, or limited liability company) in which such Person, a Subsidiary of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person or (ii) in the absence of such a governing body, at least a majority ownership interest.

Trading Day:  A day during which trading in securities generally occurs on the principal securities exchange or quotation system, as the case may be, on which Shares or Issuer Securities, as the case may be, are then trading or quoted, other than a day on which a material suspension of or limitation on trading is imposed that affects either such principal securities exchange or quotation system in its entirety or only Shares or Issuer Securities, as the case may be, (by reason of movements in price exceeding limits permitted by the such principal securities exchange or quotation system or otherwise) or on which such principal securities exchange or quotation system cannot clear the transfer of Shares or Issuer Securities, as the case may be.

Transfer:  Any Sale of, pledge of, or any creation, incurrence, assumption, or grant of a Lien on, or other transfer or disposition of, any equity interests, whether direct or indirect.

UGC:  As defined in the preamble.

UGC/LMI Merger Agreement:  The Agreement and Plan of Merger, dated as of January 17, 2005, by and among New Cheetah, Inc., a Delaware corporation, LMI, UGC, Cheetah

Acquisition Corp., a Delaware corporation, and Tiger Global Acquisition Corp., a Delaware corporation.

UGC Process Agent:  As defined in Section 5.4.

United Chile:  United Chile, Inc., a Colorado, U.S.A. corporation.

United Chile Ventures:  United Chile Ventures Inc., a Cayman Islands corporation.

United Control Group:  The United Control Group consists of LMI, UGC, each United Shareholder, and each of their respective Affiliates, including Liberty Global and its Affiliates after the consummation of the transactions contemplated by the UGC/LMI Merger Agreement.

United Shareholders:  Each of United Chile, United Chile Ventures, and each member of the United Control Group that (a) is or becomes the owner of Shares and (b) is or has become a Party to the Shareholders Agreement.

Uno: Liberty Comunicaciones de Chile Uno Ltda., a Chilean sociedad de responsabilidad limitada.

U.S. or U.S.A.:  United States of America.

US$ or $:  Dollars.

Violation:  As defined in Section 3.8(a).

VTR:  As defined in the recitals.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants with respect to itself to the other Parties as follows:

Section 2.1             Organization; Power and Authority.

(a)           Organization.  It is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization.

(b)           Power and Authority.  It has all requisite power and authority to enter into and perform its obligations under this Agreement; and its execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action.

Section 2.2             Validity.  This Agreement has been duly executed and delivered by it, and, assuming the due execution and delivery by each other Party, this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

Section 2.3             Required Consents.  It has obtained all authorizations, permits, approvals, waivers, or consents of, delivered all notices to, and made all registrations, declarations, applications, or filings with, any Persons required in connection with its execution and delivery of, and its performance of its obligations required on the date hereof under, this Agreement, except as would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

Section 2.4             No Conflicts.  Its execution and delivery hereof, and its performance of its obligations hereunder, do not (a) violate or conflict with any provision of its Governing Documents, (b) violate any of the terms, conditions, or provisions of any Law or License to which it is subject or by which it or any of its assets is bound, except that no representation is made with respect to any Law of any foreign jurisdiction in which it does not, directly or through a Subsidiary, own assets or engage in business, or (c) violate, breach, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination, cancellation, acceleration, repurchase, prepayment, repayment, or increased payments) under, or give rise to or accelerate any material obligation (including any obligation to, or to offer to, repurchase, prepay, repay, or make increased payments), or result in the loss or modification of any material benefit under, or pursuant to, any Contract to which it is a party or by which it or any of its assets is bound, except in each case as would not, individually or in the aggregate, materially adversely affect its ability to perform its obligations hereunder.

ARTICLE III
PUT OPTION

Section 3.1             Exercise Period; Put Price.  Beginning on the first anniversary of the date hereof and ending on the tenth anniversary of the date hereof (the “Exercise Period”) and subject to Section 5.4 of the Shareholders Agreement, CCC may on no more than one occasion (unless subsequently deemed withdrawn pursuant to Section 5.4(b)(iv) or 5.4(c)(iii) of the Shareholders Agreement) give a notice (the “Put Notice”) to the Purchaser stating the intention of all members of the CCC Control Group owning Equity Interests to sell, assign, and transfer all, but not less than all, of the Equity Interests then owned by such members of the CCC Control Group (which must equal, in the aggregate, at least all of the Equity Interests acquired by CCC on the date hereof) and at CCC’s option up to the then-outstanding principal amount of, plus accrued but unpaid interest on, the CCC Debt DPPO (any such amount owed under the CCC Debt DPPO specified in the Put Notice will be referred to herein as the “Debt Interests”), to the Purchaser for a purchase price (the “Put Price”) equal to (1) the principal amount of, plus accrued but unpaid interest on, the CCC Debt DPPO that VTR would be required to pay if VTR were prepaying the Debt Interests on the date of the Put Closing plus (2) the greater of (a) US$140,000,000 (the “Floor Price”), and (b) (i) if the Put Notice is received by the Purchaser before VTR has completed a Qualified IPO and the Put Closing occurs before the date VTR has completed a Qualified IPO, an amount equal to the Appraised Put Value determined in accordance with Section 3.2, or (ii) if VTR has completed a Qualified IPO on or prior to the date the Purchaser receives the Put Notice or if the Put Notice is received by the Purchaser before VTR has completed a Qualified IPO but the Put Closing occurs on or after the date VTR has completed a Qualified IPO, the Market Value determined in accordance with Section 3.3; provided, however, that CCC may elect in the Put Notice to have the Put Price determined solely by reference to the preceding clause (a), in which case the calculations that would otherwise be required under the preceding clause (b) will not be required.  If a Put Notice is received by the Purchaser and unless CCC has elected in the Put Notice to have the Put Price determined solely by reference to such clause (a), the Appraised Put Value or the Market Value, as the case may be, must be determined in accordance with Section 3.2 or Section 3.3, respectively.

Section 3.2             Appraised Put Value.  When the Appraised Put Value is to be determined pursuant to Section 3.1, it will be determined (a) as agreed by CCC and the Purchaser or (b) if CCC and the Purchaser fail to agree on the Appraised Put Value and such failure to agree continues for 20 Business Days after the Put Notice is received by the Purchaser, then as determined pursuant to the Appraisal Procedure in Section 3.11, for purposes of which (i) the “Appraised Amount” will be the Appraised Put Value, (ii) the “Appraisal Trigger Date” will be the end of such 20-Business-Day period after the Put Notice is received by the Purchaser, and (iii) the “Appraisal Assumptions” will be (A) no discount for the fact that such Shares represent only a minority interest in the share capital of VTR; (B) that all necessary consents, waivers, and approvals required to effect such a sale, if any, could be obtained; (C) none of the Licenses of VTR and its Subsidiaries (then obtained) would be adversely affected by such a sale; (D) that there is no public market for the Shares, unless one actually exists; and (E) all Indebtedness owed by VTR or any of its Subsidiaries to a Shareholder or any of its Affiliates is treated as Indebtedness owed to a third party that is not a Shareholder.

Section 3.3             Market Value.  When the Market Value is to be determined pursuant to Section 3.1, the “Market Value” will equal (a) if the Put Notice is received by the Purchaser on or prior to the date that is 90 days after VTR has completed the Qualified IPO, the product of (i) the price to the public of one Share offered in the Qualified IPO and (ii) the number of all of the Shares being sold, assigned, and transferred at the Put Closing by one or more members of the CCC Control Group in accordance with Section 3.5, or, (b) if the Put Notice is received by the Purchaser on or after the date that is 91 days after VTR has completed a Qualified IPO, the product of (i) the Average Closing Price of one Share determined as of the date immediately preceding the date on which the Put Notice is received by the Purchaser and (ii) the number of all of the Shares being sold, assigned, and transferred at the Put Closing by one or more members of the CCC Control Group in accordance with Section 3.5.  If the price to the public of one Share offered in a Qualified IPO or the Average Closing Price of one Share, as the case may be, is denominated in a currency other than Dollars, such price to the public or Average Closing Price of one Share, as the case may be, will be translated into Dollars on the basis of the Observado Exchange Rate published, in the case of such price to the public, for the date the Qualified IPO is completed, and, in the case of such Average Closing Price of one Share, for the applicable Trading Days.

Section 3.4             Put Closing.  The closing (the “Put Closing”) of the purchase and sale of Equity Interests and Debt Interests pursuant to this Agreement will occur at such time and place agreed by CCC and the Purchaser or, if such time and place have not otherwise been agreed by CCC and the Purchaser, at the offices of Purchaser’s legal counsel in Santiago, located at Miraflores 222, 24th Floor, Santiago, Chile or such other place in Chile as they may then be located at 10 a.m., local time, on the later of (i) the date that is 45 Business Days following the date the Put Price has been determined pursuant to Section 3.1 (or if such date is not a Business Day, then on the next succeeding Business Day), and (ii) the date that is five Business Days after all Chilean regulatory approvals for such transaction have been obtained and any applicable waiting period pursuant to Chilean Law has expired; provided, however, that if any Chilean regulatory approval cannot be obtained due primarily to actions taken by one or more members of the United Control Group, and the inability to obtain such regulatory approval prevents the Put Closing, then (1) the Purchaser (y) will take all necessary or appropriate actions to provide CCC with the economic benefits CCC would have received if such regulatory approval had been obtained and the Put Closing had been completed, and (z) upon the occurrence of the actions described in the preceding clause (y), will deliver or cause to be delivered to CCC, a customary waiver and release, duly executed by the Purchaser, and (2) in connection therewith and against CCC’s receipt of such economic benefits, CCC (y) will take all necessary or appropriate actions to provide the Purchaser or its designee with all of the voting and economic interests relating to the Equity Interests and the Debt Interests that the Purchaser would have received if such regulatory approval had been obtained and the Put Closing had been completed, and (z) upon the occurrence of the actions described in the preceding clause (y), will deliver or cause to be delivered to VTR, letters of resignation, effective as of the date the CCC Control Group ceases to control such voting and economic interests, of the CCC Director and his or her alternate director, if any, and to the Purchaser, a customary waiver and release, duly executed by CCC and each member of the CCC Control Group that is selling, assigning, or otherwise transferring such voting and economic interests.

Section 3.5             Put Price Settlement Methods.

(a)           At the Put Closing (i) the Purchaser must pay to CCC the Put Price in one of the following ways (each a “Settlement Method”) selected by the Purchaser in its sole discretion:  (A) entirely in Dollars (“Cash Settlement”), (B) to the extent permitted by applicable Law, entirely in a number of equity securities (“Issuer Securities”) of Liberty Global, LMC, LMI, UGC, or any of their respective successors and assigns (such Entity, the Issuer Securities of which are to be delivered hereunder, is referred to as the “Issuer”) determined in accordance with Section 3.5(c) (“Share Settlement”), or (C) to the extent permitted by applicable Law, a portion in Dollars in the amount specified in the Purchaser’s notice given in accordance with Section 3.5(e) (the “Partial Cash Amount”) and a portion in a number of Issuer Securities determined in accordance with Section 3.5(d) (“Combined Settlement”), and will deliver or cause to be delivered to CCC a customary waiver and release, duly executed by the Purchaser, and (ii) CCC must, or must cause each member of the CCC Control Group that owns any Equity Interest to, sell, assign, and transfer to the Purchaser or one or more of its designees all right, title and interest it owns in all, but not less than all, of the Equity Interests owned by it (which must equal, in the aggregate, at least all of the Equity Interests acquired by CCC on the date hereof) and in the Debt Interests that one or more members of the CCC Control Group have opted to sell, assign, and transfer to the Purchaser, in each case free and clear of all Liens and Restrictions, except (A) as may be or have been created by this Agreement or the Shareholders Agreement, and (B) Restrictions imposed generally by Law upon the share capital of Chilean sociedades anónimas or the holders of such share capital.  In connection with the foregoing, CCC will deliver or cause to be delivered:

(1)           to the Purchaser or its designee, certificates and other documents and instruments representing all of the Equity Interests then owned by one or more members of the CCC Control Group and all of the Debt Interests that members of the CCC Control Group have opted to sell, assign, and transfer to the Purchaser;

(2)           to the Purchaser or its designee, a transfer agreement by means of a public deed in such form as the Purchaser requires, duly executed by each member of the CCC Control Group that owns any Equity Interest or has opted to sell, assign, and transfer Debt Interests to the Purchaser, and evidencing, among other matters, the sale, assignment, and transfer by each such member of the CCC Control Group, and the acquisition by the Purchaser or one or more of its designees, of all the Equity Interests owned by one or more members of the CCC Control Group and all of the Debt Interests that members of the CCC Control Group have opted to sell, assign, and transfer to the Purchaser;

(3)           to VTR, letters of resignation, effective as of the Put Closing, of the CCC Director and his or her alternate director, if any;

(4)           to the Purchaser and VTR, a customary waiver and release, duly executed by CCC and each member of the CCC Control Group that owns Equity Interests or is selling, assigning, and transferring Debt Interests to the Purchaser or one or more of its designees; and

(5)           such other documents and instruments as the Purchaser may reasonably request.

(b)           If the Purchaser elects Cash Settlement, then at the Put Closing it must pay to CCC the Put Price determined in accordance with Section 3.1 by wire transfer of immediately available Dollars to an account that has been designated by CCC at least two Business Days before the Put Closing.

(c)           If the Purchaser elects Share Settlement, then at the Put Closing it must deliver to CCC, subject to Section 3.5(f), a number of Issuer Securities equal to the Put Price determined in accordance with Section 3.1 divided by the Average Closing Price of one Issuer Security determined as of the date two Trading Days before the date of the Put Closing.

(d)           If the Purchaser elects Combined Settlement, then it must (i) pay to CCC the Partial Cash Amount determined in accordance with Section 3.5(a) by wire transfer of immediately available Dollars to an account that has been designated by CCC at least two Business Days before the Put Closing and, (ii) deliver to CCC, subject to Section 3.5(f), a number of Issuer Securities equal to (A) the Put Price as determined in accordance with Section 3.1 minus the Partial Cash Amount (the “Partial Equity Amount”), divided by (B) the Average Closing Price of one Issuer Security determined as of the date two Trading Days before the date of the Put Closing.

(e)           If the Purchaser elects to pay the Put Price by Share Settlement or Combined Settlement, then the Purchaser must notify CCC of such election on or before the date that is five Business Days after the Put Price has been determined in accordance with Section 3.1.  The Purchaser in its sole discretion by written notice to CCC at any time on or before the Put Closing may withdraw its election to pay the Put Price by Share Settlement or Combined Settlement, in which event the Purchaser will pay the Put Price by Cash Settlement.  Cash Settlement will apply automatically if the Purchaser does not notify CCC of another Settlement Method in accordance with this Section 3.5(e).

(f)            The Purchaser will not make any payment or other adjustment for dividends on any Issuer Securities delivered to CCC in connection with Share Settlement or Combined Settlement.  No fractional share interests in Issuer Securities will be delivered in payment of all or part of the Put Price.  To the extent CCC would otherwise be entitled to a fractional share interest, the Purchaser will pay Dollars in lieu of such fractional share interest, in an amount equal to the product (rounded to the nearest whole cent, with one-half cent being rounded upward) of (i) the Average Closing Price of one Issuer Security determined as of the date two Trading Days before the date of the Put Closing multiplied by (ii) such fractional share interest.

(g)           The Purchaser or the applicable Issuer must sell, assign, and transfer to CCC the Issuer Securities to be delivered to CCC under this Agreement free and clear of all Liens and Restrictions, except (i) as may be or have been created by this Agreement, (ii) Restrictions imposed by the Governing Documents of the Issuer generally on all shares of the Issuer that are of the same class or type as the Issuer Securities, (iii) Restrictions imposed generally by Law upon equity interests similar to the Issuer Securities or the holders of such equity interests, and (iv) each stock certificate representing Issuer Securities delivered to CCC in connection with Share Settlement or Combined Settlement that are deemed to be Restricted Securities in accordance with Section 3.10(a) must bear a restrictive legend in such form as either the Purchaser or the Issuer deems necessary in its sole discretion to comply with applicable securities Laws.  In connection with the foregoing, the Purchaser will deliver or cause to be delivered to CCC or its designee, certificates and other documents and instruments representing all of such Issuer Securities to be delivered to CCC or its designee pursuant hereto.  CCC must not Transfer any of such Issuer Securities that are Restricted Securities, except to the Purchaser or the Issuer or pursuant to an effective registration statement.

Section 3.6             Registration Statement; Listing.

(a)           Purchaser’s Obligations.  If the Purchaser elects to pay the Put Price by Share Settlement or Combined Settlement and such election has not been withdrawn in accordance with Section 3.5(e), the Purchaser must, or must cause the Issuer to:

(i)            prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) relating to the resale by CCC of the Issuer Securities delivered to CCC in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (or any successor rule thereto) and use its commercially reasonable best efforts to cause the Registration Statement to be declared effective on or prior to the time of the Put Closing (but, in any event, not later than the date that is 90 days after the Put Closing) and keep the Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by CCC, for a period of one year from the later of the date the Registration Statement is declared effective by the Commission and the date of the Put Closing, or such shorter period that will terminate when all the Issuer Securities covered by the Registration Statement have been sold pursuant thereto (the “Effectiveness Period”);

(ii)           use its commercially reasonable best efforts to cause the Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement, (A) to comply with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii)          furnish to CCC such copies of the Prospectus (and any amendment or supplement to the Prospectus), including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as CCC may reasonably request to facilitate the disposition of all Issuer Securities covered by the Registration Statement;

(iv)          list the Issuer Securities being registered on the principal securities exchange or quotation system, as the case may be, on which the class of equity securities of which the Issuer Securities belongs trades;

(v)           promptly notify CCC of any stop order issued or threatened in writing to be issued by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(vi)          in accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission such amendments to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and the Registration Statement and the Prospectus accurate and complete for the Effectiveness Period;

(vii)         use its commercially reasonable efforts to register or qualify the Issuer Securities covered by the Registration Statement and to maintain such registration or qualification under such U.S. state securities or blue sky laws as CCC reasonably requests and do any and all other reasonable acts and things necessary to enable CCC to consummate the disposition of the Issuer Securities in such jurisdiction, except that the Issuer will not for any purpose be required (A) to execute a general consent to service of process in any jurisdiction where it is not then subject to service of process, (B) to qualify to do business as a foreign corporation in any jurisdiction where it is not then so qualified, (C) to subject itself to taxation in any jurisdiction where it is not then so subject, or (D) to conform its capitalization or the composition of its assets to the securities or “blue sky” laws of any jurisdiction;

(viii)        notify CCC, (A) of the initial filing of the Registration Statement with the Commission and (B) promptly after it receives notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective;

(ix)           notify CCC promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information;

(x)            notify CCC, at any time when the Prospectus is required to be delivered under the Securities Act, of any event which would cause the Prospectus to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the Commission, and promptly notify CCC of the filing of, such amendments or supplements to the Registration Statement or the Prospectus as may be necessary to correct any such statements or omissions;

(xi)           permit a single firm of New York counsel designated by CCC (which initially will be Chadbourne & Parke LLP) a reasonable period of time prior to the filing of the Registration Statement with the Commission to review the Registration Statement, and a single firm of Chilean counsel designated by CCC to review the portions of the Registration Statement containing factual information about CCC or information about Chilean Law applicable to CCC, and will reasonably consider and take into account all reasonable comments from such counsel with respect thereto;

(xii)          furnish promptly to CCC copies of all written communications between the Issuer (including its counsel) and the Commission with respect to the Registration Statement not otherwise set forth above;

(xiii)         otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to CCC, as soon as reasonably practicable, an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xiv)        if the Registration Statement ceases to be effective, promptly prepare and file a new registration statement covering the Issuer Securities previously covered the Registration Statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as possible and otherwise comply, as to such new registration statement, with the obligations hereunder as if such new registration statement is the Registration Statement.

(b)           CCC’s Obligations.  If the Purchaser elects to pay the Put Price by Share Settlement or Combined Settlement and such election has not been withdrawn in accordance with Section 3.5(e), CCC must deliver a written notice to the Purchaser or the Issuer containing any information required under the Securities Act or the regulations promulgated by the Commission and requested by the Purchaser or any applicable underwriter with respect to CCC and necessary to enable the Registration Statement or any amendment or supplement thereto to include the information required regarding CCC and the intended distribution of the Issuer Securities (a “Notice and Questionnaire”) at least 30 Business Days prior to the date of the Put Closing.  CCC will not have any right to obtain or seek an injunction restraining or otherwise delaying any registration by the Issuer as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(c)           Permitted Interruption.  Notwithstanding any provision of this Agreement, the Issuer will not be required to prepare or file a Registration Statement pursuant to Section 3.6(a) or any amendment or supplement thereto pursuant to such section, and the Issuer will be free to take or omit to take any other action that would result in any such filing, supplement, or amendment not being prepared or filed, if such filing, supplement, or amendment (and any required disclosure therein), in the good faith and reasonable judgment of the Issuer, would be adverse to the Issuer and its shareholders because such filing, supplement, or amendment would require the disclosure of material non-public information concerning the Issuer or any possible acquisition, corporate reorganization, or other material business transaction involving the Issuer or any of its Affiliates, so long as the Issuer, as promptly as practicable after such information has been publicly disclosed or no longer constitutes material non-public information, makes such filing, supplement, or amendment and so long as the Issuer, as promptly as practicable thereafter, complies with the requirements of this Agreement, if applicable (any period described in this Section 3.6(c) during which the Issuer is not required to make such filing, supplement, or amendment is herein referred to as a “Permitted Interruption”).  If a Permitted Interruption affects any registration under this Agreement, the Issuer must notify CCC promptly after each of the commencement and termination of each Permitted Interruption.  During any Permitted Interruption CCC may not Transfer any Issuer Securities pursuant to any effective Registration Statement filed pursuant to this Section 3.6.  The Issuer will not be required in the notice of a Permitted Interruption to disclose the cause for such Permitted Interruption and CCC must not disclose receipt of a notice of Permitted Interruption to any Person other than counsel and any underwriter or other Person participating in the distribution process.

Section 3.7             Registration Expenses.  In connection with any registration with the Commission pursuant to this Agreement, the Purchaser must pay all its and the Issuer’s expenses of the registration.  The expenses to be paid by the Purchaser also will include all underwriting discounts and sales commissions, if any; registration, filing, and qualification fees; printing and accounting fees; and the fees and disbursements of a single firm of counsel for the Issuer, for the sole purpose of reviewing the Registration Statement.  The Purchaser must pay or reimburse CCC for all of its direct expenses of the sale, including the reasonable fees and disbursements of a single firm of New York counsel for CCC to review the Registration Statement, and a single firm of Chilean counsel for CCC to review the portions of the Registration Statement containing factual information about CCC or information about Chilean Law applicable to CCC.

Section 3.8             Indemnification.  If the Purchaser elects to pay the Put Price by Share Settlement or Combined Settlement and such election has not been withdrawn in accordance with Section 3.5(e):

(a)           To the extent permitted by Law, the Purchaser must indemnify and hold harmless CCC, any underwriter (as defined in the Securities Act) for CCC, and their respective officers, directors, agents, and employees, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act against any actual expenses (including reasonable legal fees and costs), losses, claims, damages (including settlement amounts), or liabilities (joint or several) (collectively, “Damages”) to which they may become subject under the Securities Act, the Exchange Act, or other U. S. federal or state Law, insofar as such Damages arise out of or are based upon any of the following statements, omissions, or violations by the Issuer (any of the following, a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or final prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any securities Law of any U.S. state, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any securities Law of any U.S. state that is ultimately attributable to any act or omission of the Issuer.  The Purchaser must reimburse (as incurred) each of CCC, such underwriter and controlling Person for any Damages reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that (1) the indemnity agreement contained in this Section 3.8(a) will not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Issuer, which consent will not be unreasonably withheld, and (2) the Purchaser will have no obligation to indemnify any Person for any Damages to the extent the same arise out of, or are based upon: (A) a Violation that results from written information furnished expressly for use in connection with such registration by, or on behalf of, any of CCC, such underwriter, or such controlling Person; (B) a Violation that results from any actual or alleged untrue statement of a material fact or any actual or alleged omission of a material fact required to be stated in any preliminary prospectus if any of CCC, such underwriter, or such controlling Person sells Issuer Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Purchaser had previously furnished copies thereof to any of CCC, such underwriter, or such controlling Person, and such final prospectus, as then amended or supplemented, corrected any such misstatement or omission; (C) the use of any prospectus by or on behalf of any of CCC, such underwriter, or such controlling Person more than 24 hours after the Purchaser has notified CCC that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (D) the use of any prospectus by or on behalf of any of CCC, such underwriter, or such controlling Person after such time as the Effectiveness Period has expired; or (E) any violation or alleged violation of the Securities Act, the Exchange Act, any securities Law of any U.S. state, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any securities Law of any U.S. state that is ultimately attributable to any act or omission of any of CCC, such underwriter, or such controlling Person.

(b)           To the extent permitted by Law, CCC must indemnify and hold harmless the Purchaser, the Issuer, and their respective officers, directors, agents, and employees, each underwriter, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any Damages to which the Purchaser, the Issuer, or such officer, director, agent, employee, or underwriter, or controlling Person may become subject under the Securities Act, the Exchange Act or other U.S. federal or state Law, insofar as such Damages arise out of, or are based upon: (i) any Violation that occurs in reliance upon, and in conformity with, written information furnished by, or on behalf of, CCC expressly for use in connection with such registration; (ii) the use of any prospectus by or on behalf of any of CCC, any underwriter for CCC, or any Person who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act (A) more than 24 hours after the Purchaser has notified CCC that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) after such time as the Effectiveness Period has expired; (iii) the failure to send or deliver to a Person to whom any of CCC, such underwriter, or such controlling Person sells or transfers Issuer Securities, at or prior to the written confirmation of sale or transfer, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Purchaser had previously furnished copies thereof to any of CCC, such underwriter, or such controlling Person; or (iv) any violation or alleged violation of the Securities Act, the Exchange Act, any securities Law of any U.S. state, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any securities Law of any U.S. state that is ultimately attributable to any act or omission of any of CCC, such underwriter, or such controlling Person; and CCC must reimburse (as incurred) any Damages reasonably incurred by the Purchaser, the Issuer, or their respective officers, directors, agents, employees, or underwriters, or controlling Persons in connection with investigating or defending any Violations; provided, however, that (1) the indemnity agreement contained in this Section 3.8(b) will not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of CCC, which consent will not be unreasonably withheld, (2) CCC will have no obligation to indemnify any Person for any Damages to the extent the same arise out of, or are based upon any violation or alleged violation of the Securities Act, the Exchange Act, any securities Law of any U.S. state, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any securities Law of any U.S. state that is ultimately attributable to any act or omission of the Issuer, and (3) CCC will have no obligation to indemnify any Person for any amount in excess (individually or in the aggregate with all other amounts indemnified or contributed by CCC hereunder) of the net proceeds (after deducting all expenses paid or incurred by CCC in connection with any sale of Issuer Securities and not paid or reimbursed by the Purchaser pursuant to Section 3.7) actually received by CCC from the sale of Issuer Securities pursuant to the Registration Statement.

(c)           Promptly after receipt of notice of the commencement of any action (including any action by any Governmental Authority), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party if such indemnified party has been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 3.8 only to the extent such failure is prejudicial to the ability of the indemnifying party to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d)           If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Damages.  The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the Violation resulting in such Damages relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.  Notwithstanding the foregoing, CCC will have no obligation to make contribution for any amount in excess (individually or in the aggregate with all other amounts indemnified or contributed by CCC hereunder) of the net proceeds (after deducting all expenses paid or incurred by CCC in connection with any sale of Issuer Securities and not paid or reimbursed by the Purchaser pursuant to Section 3.7) actually received by CCC from the sale of Issuer Securities pursuant to the Registration Statement.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control; provided, however, that CCC will have no obligation to make indemnification or contribution payments to any Person for any amount in excess (individually or in the aggregate with all other amounts indemnified or contributed by CCC hereunder) of the net proceeds (after deducting all expenses paid or incurred by CCC in connection with any sale of Issuer Securities and not paid or reimbursed by the Purchaser pursuant to Section 3.7) actually received by CCC from the sale of Issuer Securities pursuant to the Registration Statement.  The obligations of the Issuer and CCC under this Section 3.8 will survive the completion of any resale of Issuer Securities and the termination of this Agreement pursuant to Article IV.

Section 3.9             Underwritten Registrations.  Without the Purchaser’s prior written consent, CCC will have no right to distribute the Issuer Securities by means of a public underwritten offering.  The Purchaser may elect and withdraw its election in its sole discretion to require CCC to distribute the Issuer Securities by means of a public underwritten offering.  If the Purchaser so elects (and has not withdrawn such election), CCC must distribute the Issuer

Securities by means of a public underwritten offering, the underwriter or underwriters for which will be selected by the Purchaser.  If the Issuer Securities are to be distributed through such underwriting, CCC must (a) sell the Issuer Securities on the basis reasonably provided in any underwriting arrangements approved by the Purchaser or the Issuer and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (and the Purchaser must pay all CCC’s expenses in connection therewith, including the reasonable fees and disbursements of a single firm of New York counsel for CCC to review the Registration Statement, and a single firm of Chilean counsel for CCC to review the portions of the Registration Statement containing factual information about CCC or information about Chilean Law applicable to CCC).

Section 3.10           Registration Default; Make Whole Provisions.

(a)           If the Purchaser elects to pay the Put Price by Share Settlement or Combined Settlement and such election has not been withdrawn in accordance with Section 3.5(e) and if the Registration Statement has not been declared effective by the Commission by the time of the Put Closing (a “Registration Default”), the Purchaser must, or must cause the Issuer to, deliver to CCC the Issuer Securities that are to be delivered pursuant to such Share Settlement or Combined Settlement, as the case may be, which Issuer Securities will be deemed “Restricted Securities,” and interest (“Registration Default Interest”) will accrue on the Put Price, if Share Settlement was elected, or on the Partial Equity Amount, if Combined Settlement was elected, at a rate per annum equal to the Registration Default Interest Rate from and including the date of the Put Closing to, but excluding, the earlier of (i) the date on which the Registration Statement is declared effective by the Commission, and (ii) the date the Purchaser repurchases, or causes the Issuer to repurchase, such Issuer Securities in accordance with Section 3.10(b) or Section 3.10(d) (the “Registration Default Cure Date”).  Notwithstanding anything to the contrary herein, Registration Default Interest will not accrue if CCC has not delivered to the Purchaser or the Issuer the Notice and Questionnaire in accordance with Section 3.6(b) and that is the basis of a Registration Default.  The amount of Registration Default Interest payable to CCC on any day will be determined by multiplying the Registration Default Interest Rate by the Put Price, if Share Settlement was elected, or by the Partial Equity Amount, if Combined Settlement was elected, further multiplied by a fraction, the numerator of which is the number of days elapsed from and including the date of the Put Closing to, but excluding, the Registration Default Cure Date, and the denominator of which is 365.  Registration Default Interest, if any, to be paid to CCC pursuant to this Section 3.10(a) must be paid by the Purchaser to CCC on or prior to the date five Business Days after the Registration Default Cure Date by wire transfer of immediately available Dollars to an account designated in writing by CCC to the Purchaser at least two Business Days prior to such date on which payment is to be made.

(b)           Whether as a result of a Permitted Interruption or otherwise, if the Registration Statement has not been declared effective by the Commission on or prior to the date that is 90 days after the Put Closing, then on the date that is 91 days after the Put Closing (or if such date is not a Business Day, then on the next succeeding Business Day)

the Purchaser must, or must cause the Issuer to, repurchase, and CCC must sell, assign, and transfer to Purchaser or the Issuer, as the case may be, all of the Issuer Securities delivered to CCC at the Put Closing, free and clear of all Liens and Restrictions other than any Liens or Restrictions to which the Issuer Securities were subject immediately before they were delivered to CCC by the Purchaser, for a purchase price equal to (i) the Put Price, if Share Settlement was elected, or the Partial Equity Amount, if Combined Settlement was elected, plus (ii) the interest thereon at a rate per annum equal to the Registration Default Interest Rate from and including the date of the Put Closing to, but excluding, the date on which the Purchaser or the Issuer, as the case may be, pays CCC pursuant to this Section 3.10(b).  The amount of Registration Default Interest payable to CCC on any day will be determined by multiplying the Registration Default Interest Rate by the Put Price, if Share Settlement was elected, or by the Partial Equity Amount, if Combined Settlement was elected, further multiplied by a fraction, the numerator of which is the number of days elapsed from and including the date of the Put Closing to, but excluding, the Registration Default Cure Date, and the denominator of which is 365.  The Put Price, if Share Settlement was elected, or the Partial Equity Amount, if Combined Settlement was elected, and the Registration Default Interest to be paid to CCC pursuant to this Section 3.10(b) must be paid by the Purchaser to CCC on the date that is 91 days after the Put Closing (or if such date is not a Business Day, then on the next succeeding Business Day) by wire transfer of immediately available Dollars to an account designated in writing by CCC to the Purchaser at least two Business Days prior to such date, against delivery by CCC to the Purchaser of the applicable Issuer Securities.

(c)           If the Registration Statement has been declared effective by the Commission on or prior to the date that is 90 days after the Put Closing, then if the amount (the “Sale Proceeds”) equal to (i) the aggregate sale proceeds of the Issuer Securities sold by CCC to unaffiliated third parties in public market transactions on or prior to the date 15 days after the later of the date of the Put Closing and the date the Registration Statement is declared effective by the Commission, minus (ii) underwriting discounts and sales commissions, brokerage commissions, stamp and other stock transfer tax, if any, paid by CCC and other direct expenses of sale (including the reasonable fees and disbursements of a single firm of New York counsel for CCC for the sole purpose of reviewing the Registration Statement, and a single firm of Chilean counsel for CCC for the sole purpose of reviewing the portions of the Registration Statement containing factual information about CCC or information about Chilean Law applicable to CCC), is less than an amount (the “Percentage Amount”) equal to the product of (A) the fraction, the numerator of which is the number of Issuer Securities sold by CCC within such 15-day period and the denominator of which is the number of Issuer Securities delivered to CCC at the Put Closing, multiplied by (B) the Put Price, if Share Settlement was elected, or the Partial Equity Amount, if Combined Settlement was elected, plus the interest accrued thereon at a rate per annum equal to the Registration Default Interest Rate from and including the date of the Put Closing to, but excluding, the date on which the Purchaser pays CCC or CCC pays the Purchaser, as the case may be, pursuant to this Section 3.10(c), the Purchaser will, or will cause the Issuer to, pay to CCC in Dollars an amount equal to the Percentage Amount minus the Sale Proceeds.  To the extent the Sale Proceeds are more than the Percentage Amount, CCC will pay to the Purchaser in Dollars an amount equal to the Sale Proceeds minus the Percentage Amount.  CCC will give written notice to the Purchaser of any deficiency or excess described in the two preceding sentences promptly after any sale of Issuer Securities in which such deficiency or excess occurs, which notice must include evidence reasonably satisfactory to Purchaser regarding the amount of the Sale Proceeds and the manner in which such deficiency or excess was calculated, and the payment of the deficiency by the Purchaser or the payment of the excess by CCC, as the case may be, will be made on or prior to the date that is two Business Days after such notice is received by the Purchaser.

(d)           If the Registration Statement has been declared effective by the Commission on or prior to the date that is 90 days after the Put Closing, and if for any reason CCC is not able to sell all of the Issuer Securities delivered to it at the Put Closing on or prior to the date that is 15 days after the later of (i) the date of the Put Closing and (ii) the date the Registration Statement is declared effective by the Commission, and, if CCC so elects by written notice given to the Purchaser within two Business Days after the end of such 15-day period, then on the date that is two Business Days after the delivery of such notice to the Purchaser the Purchaser must, or must cause the Issuer to, repurchase the unsold Issuer Securities for a purchase price equal to (A)(1) the Put Price, if Share Settlement was elected, or the Partial Equity Amount, if Combined Settlement was elected, plus the interest accrued thereon at a rate per annum equal to the Registration Default Interest Rate from and including the date of the Put Closing to, but excluding, the date on which the Purchaser or the Issuer, as the case may be, pays CCC pursuant to this Section 3.10(d), divided by (2) the number of Issuer Securities that were not sold during such 15-day period, multiplied by (B) the number of Issuer Securities CCC is selling to the Purchaser or the Issuer, as the case may be, pursuant to this Section 3.10(d).  The amounts payable determined in accordance with the preceding sentence must be paid by the Purchaser to CCC on the date that is two Business Days after the delivery of the written notice given by CCC to the Purchaser in accordance with the first sentence of this Section 3.10(d) by wire transfer of immediately available Dollars to an account designated in writing by CCC to the Purchaser at least two Business Days prior to such date, against delivery by CCC to the Purchaser of the applicable Issuer Securities, free and clear of all Liens and Restrictions other than any Liens or Restrictions to which the Issuer Securities were subject immediately before they were delivered to CCC by the Purchaser.

(e)           The provisions of this Section 3.10 will be effective only if the Purchaser elects Share Settlement or Combined Settlement and such election has not been withdrawn in accordance with Section 3.5(e) and such provisions will be CCC’s exclusive remedy in such event.

Section 3.11           Appraisal Procedure.  If an Appraised Amount is to be determined pursuant to the Appraisal Procedure in this Section 3.11, it will be done as follows:

(a)           Each of CCC and the Purchaser will, within 10 Business Days after the applicable Appraisal Trigger Date, appoint a Qualified Appraiser who will be required as part of its appointment to determine, using one or more valuation methodologies customarily used in the evaluation and appraisal of cable television systems and internet and data transmission assets, and assuming any applicable Appraisal Assumptions, the applicable Appraised Amount and deliver its written independent appraisal thereof to CCC and the Purchaser within 30 days after its appointment.  If either CCC or the Purchaser fail to appoint a Qualified Appraiser within the period provided above, the one Qualified Appraiser appointed will proceed to make the appraisal alone and its appraisal will be the applicable Appraised Amount, which will be final and binding upon CCC and the Purchaser.

(b)           If the higher of the two appraisals is less than 110% of the lower appraisal, the applicable Appraised Amount will be the average of the two appraisals.  If the higher appraisal is more than 110% of the lower appraisal, a third Qualified Appraiser, who will be required as part of its appointment to determine, using one or more valuation methodologies customarily used in the evaluation and appraisal of cable television systems and internet and data transmission assets, and assuming any applicable Appraisal Assumptions, the applicable Appraised Amount within 30 days after its selection and deliver its written independent appraisal thereof to CCC and the Purchaser, must be selected by the two initial Qualified Appraisers within five Business Days after both initial appraisals have been completed and delivered to CCC and the Purchaser.  The applicable Appraised Amount will be the average of the third appraisal and the one of the first two appraisals that is closest in amount to the third appraisal.

(c)           If a third Qualified Appraiser is necessary and if within five Business Days after both initial appraisals have been completed and delivered, the respective Qualified Appraisers appointed by CCC and the Purchaser are unable to agree upon the appointment of a third Qualified Appraiser, they must give CCC and the Purchaser written notice of such failure to agree, and if within 10 Business Days after receipt of such notice CCC and the Purchaser fail to agree upon the selection of a third Qualified Appraiser, then either CCC or the Purchaser may submit the dispute to administered expertise proceedings in accordance with the Rules for Expertise and make a Request for Appointment to the ICC Centre for Expertise for the appointment of an Expert under the Rules of Expertise, who will serve as the third Qualified Appraiser.  Such Expert will be another international investment bank that is experienced in the evaluation and appraisal of cable television systems and internet and data transmission assets, and will otherwise have the requisite skills and expertise to resolve the issues referred for resolution, will be fully independent from the Parties, and may not have any relationship or affiliation with any Party, including, without limitation, as an employee, consultant or contractor.  Such Expert will be required as part of its appointment to determine, using one or more valuation methodologies customarily used in the evaluation and appraisal of cable television systems and internet and data transmission assets, the Appraised Amount and deliver its written independent appraisal thereof to CCC and the Purchaser within 30 days after its appointment.  The making of a Request for Appointment to the ICC Centre for Expertise for the appointment of an Expert under the Rules of Expertise by either CCC or the Purchaser will be sufficient prima facie evidence of the failures of both the two initial Qualified Appraisers and CCC and the Purchaser to agree upon the selection of a third Qualified Appraiser.

(d)           In the event of the inability or unwillingness of any Qualified Appraiser to act, a new Qualified Appraiser must be appointed in its place within 14 days, such appointment being made in the same manner as provided above for the appointment of the Qualified Appraiser who is being replaced.

(e)           The expense of the Qualified Appraiser appointed by CCC will be borne by CCC.  The expense of the Qualified Appraiser appointed by the Purchaser will be borne by the Purchaser.  The expense of a third Qualified Appraiser, if any, including any Expert, the expense of the arbitral tribunal, if required for the appoint of such Qualified Appraiser, and other expenses of the appraisals conducted in accordance with this definition will be borne half by CCC and half by the Purchaser.

(f)            In connection with any appraisals performed pursuant to and in accordance with this Agreement, all of the applicable appraisers will be subject to a duty of confidentiality, and all of the Parties will cooperate with all applicable appraisers and will provide such appraisers with all necessary and appropriate information reasonably requested by such appraisers in connection with such appraisals.

ARTICLE IV
TERM AND TERMINATION

Section 4.1             Term.  The term of this Agreement will commence upon the date this Agreement is executed and delivered by all of the Parties.

Section 4.2             Termination.  Except as provided in Section 4.3, this Agreement will terminate automatically upon the first to occur of the following events:  (a) upon the mutual agreement of the Parties, and (b) upon the CCC Control Group owning, in the aggregate, any less than all of the Equity Interests acquired by CCC on the date hereof.

Section 4.3             Survival.  The provisions of Article I (“Definitions”), Article II (“Representations and Warranties”), and Article V (“Miscellaneous”), Section 3.8 (“Indemnification”), and this Section 4.3 will survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favor they run, and each Party will remain liable for any breach of this Agreement by such Party prior to such termination.  No termination of this Agreement with respect to both Parties or either Party will affect any obligation or liability of either Party arising before or as a result of circumstances in existence before such termination.

ARTICLE V
MISCELLANEOUS

Section 5.1             Entire Agreement.  This Agreement contains, and is intended as, a complete statement of all of the terms of the agreements between the Parties with respect to the matters provided for herein, and supersedes and discharges any previous agreements and understandings between the Parties with respect to those matters.

Section 5.2             GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A., WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER

THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH WILL APPLY TO THIS AGREEMENT).

Section 5.3             Further Assurances; Compliance with Laws.  CCC must cause each member of the CCC Control Group to take such actions as may be required pursuant to the terms of this Agreement.  Each Party must furnish upon request to the other Party such further information, execute and deliver to such other Party such other documents, and do such other acts and things, all as such other Party may reasonably request for the purpose of carrying out the intent and accomplishing the purposes of this Agreement.  In the performance of its respective obligations under this Agreement, each Party must comply with all applicable Laws, including, if and to the extent applicable, the Securities Act, the Exchange Act and all other U.S. securities Laws.

Section 5.4             DISPUTE RESOLUTION; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY CONTROVERSY, CLAIM, OR DISPUTE BETWEEN THE PARTIES THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT, INCLUDING ANY CLAIM OR CONTROVERSY RELATING TO THE INTERPRETATION, BREACH, TERMINATION, OR INVALIDITY OF ANY PROVISION HEREOF, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS DETERMINED UNDER SECTION 5.7 HEREOF.  NOTHING HEREIN WILL AFFECT THE RIGHT OF EITHER PARTY TO BRING PROCEEDINGS AGAINST THE OTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT.  UGC HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK MAY BE MADE UPON CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, U.S.A. (THE “UGC PROCESS AGENT”), AND UGC HEREBY CONFIRMS AND AGREES THAT THE UGC PROCESS AGENT HAS BEEN DULY APPOINTED AS ITS AGENT AND TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES.  CCC HEREBY AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW

YORK MAY BE MADE UPON CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011, U.S.A. (THE “CCC PROCESS AGENT”), AND CCC HEREBY CONFIRMS AND AGREES THAT WITHIN TEN BUSINESS DAYS AFTER THE DATE HEREOF THE CCC PROCESS AGENT WILL BE DULY APPOINTED AS ITS AGENT AND TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES.

Section 5.5             Limitation on Damages.  No Party will be liable for any indirect, special, incidental, or consequential loss or damage, lost profits, loss of use, or lost revenues suffered by the other Party arising from or relating to a Party’s performance, non-performance, breach of or default under a covenant, warranty, representation, term, or condition of this Agreement.  Each Party waives and relinquishes claims for such indirect, special, incidental, or consequential losses or damages, lost profits, loss of use, or lost revenues.  The limitations on liability and damages set forth in this Section 5.5 apply to all causes of action that may be asserted hereunder, whether sounding in breach of contract, breach of warranty, tort, product liability, negligence, or otherwise.

Section 5.6             Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 5.7             Notices.  All notices and other communications hereunder will be in writing and will be delivered personally, telecopied (if receipt of which is confirmed by the Person to whom sent), sent by internationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the Parties at the following addresses (or to such other Person or address for a Party as specified by such Party by like notice) (notice will be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address will not be deemed given until actually received):

(a)           If to CCC, to it at:

Hendaya 60

Piso 14, Las Condes

Santiago, Chile

Attention:  Juan Antonio Alvarez

Telephone: 562 330-7218

Telecopier: 562 331-5153

with a copy to:

Attention:  Baltazar Sánchez

Telephone: 562 441-3702

Telecopier: 562 441-3701

(b)           If to UGC or the Purchaser, to it at:

4643 South Ulster Street, #1300

Denver, Colorado 80237 U.S.A.

Attention:  General Counsel

Telephone: 303 770-4001

Telecopier: 303 220-3117

with a copy to:

Holme Roberts & Owen LLP

1700 Lincoln Street

Suite 4100

Denver, Colorado 80203 U.S.A.

Attention:  W. Dean Salter

Paul G. Thompson

Telephone: 303 861-7000

Telecopier: 303 861-0200

Section 5.8             Severability.  If at any time any covenant or provision contained herein is deemed by a court or other body of competent jurisdiction to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such part of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 5.9             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification.  No waiver by any Party of any provision of this Agreement will be valid unless in writing and signed by the Party making such waiver and designated as a waiver.  No failure or delay by either Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 5.10           Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its duties under this Agreement without (a) the prior written consent of the other Party (except that CCC’s consent will not be required in case of (i) any assignment or delegation whereby the Purchaser is not released or otherwise discharged from its duties under this Agreement, or (ii) a complete assignment and delegation by UGC to Liberty Global after the consummation of the transactions contemplated by the UGC/LMI Merger Agreement, in which case UGC will be released and discharged from its duties under this Agreement), and (b) the complete assumption by the assignee in writing of all of the duties of the assignor under this Agreement.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 5.11           No Benefit to Others.  The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated to be entitled to any such right, remedy, obligation, or liability.

Section 5.12           Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Section 5.13           Interpretation.

(a)           As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, and not to any particular article, section, or other subdivision hereof; (iii) any pronoun will include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as amended, modified, supplemented, and restated now or hereafter from time to time; (vi) references to any statute or regulation are to it as amended, modified, supplemented, and restated now or hereafter from time to time, and to any corresponding provisions of successor statutes or regulations; (vii) references to “Article,” “Section,” or another subdivision are to an article, section, or subdivision hereof; and (viii) except as otherwise expressly provided in this Agreement, references to any Person or Entity include such Person’s or Entity’s successors and permitted assigns.

(b)           Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) will be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

(c)           Any financial or accounting terms that are not otherwise defined herein will have the meanings given thereto under generally accepted accounting principles as used in Chile as in effect from time to time, except insofar as the Securities Act, the Exchange Act or other United States federal laws or regulations are applicable, in which case such terms will have the meanings given thereto under generally accepted accounting principles as used in the United States as in effect from time to time.

Section 5.14           Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

UNITEDGLOBALCOM, INC.

By:	/s/ ELLEN P. SPANGLER
Ellen P. Spangler
Its:	Senior Vice President

CRISTALERÍAS DE CHILE S.A.

By:	/s/ BALTAZAR SÁNCHEZ GUZMÁN
Baltazar Sánchez Guzmán
Its:	Director

By:	/s/ CIRILO ELTON GONZÁLEZ
Cirilo Elton González
Its:	General Manager